UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2019

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-56904	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IVOB	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officers

Effective October 10, 2019, Kathleen Karloff resigned as our Chief Executive Officer. Ms. Karloff will continue to serve in an operational capacity, as well as a director on our board of directors. Ms. Karloff’s resignation is not because of any disagreements with INVO Bioscience, Inc. on matters relating to its operations, policies and practices.

Appointment of Principal Officers

Effective October 10, 2019, our board of directors appointed Steve Shum as our Chief Executive Officer. We have agreed to pay Mr. Shum an annual salary of $260,000. In addition, Mr. Shum is eligible to earn bonus compensation of up to $75,000 bonus upon a successful up-listing to the NASDAQ exchange. All other bonus amounts will be determined by the Board of Directors, in their sole discretion. In addition to his base salary and performance bonus, we granted Mr. Shum: (i) 400,000 shares of the our common stock and (ii) a three-year option to purchase 6,483,171 shares of the our common stock at an exercise price of $0.255 per share.  These options will vest monthly over a 3-year period.

Steve Shum, 49, has served as our Chief Executive Officer since October 10, 2019 and has served as a director since October 11, 2017. Prior to joining us, Mr. Shum served as an executive of Eastside Distilling, Inc. (NASDAQ: ESDI) in various positions including interim Chief Executive Officer (since May 2019) and Chief Financial Officer (since October 2015). Mr. Shum resigned as interim Chief Executive Officer of Eastside on October 7, 2019, effective immediately. In addition, on October 7, 2019, Mr. Shum submitted his resignation as Chief Financial Officer of Eastside, which resignation will be effective upon the filing of Eastside’s quarterly report on Form 10-Q for the period ended September 30, 2019, which filing is expected to be made on or before November 14, 2019. While Mr. Shum will temporarily continue to serve as Chief Financial Officer of Eastside, these duties are specifically to support a transition and he will devote his primary efforts as our Chief Executive Officer. Prior to joining Eastside, Mr. Shum served as an Officer and Director of XZERES Corp, a publicly-traded global renewable energy company, from October 2008 until April 2015 in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

10.1	Employment Offer Letter with Steve Shum
99.1	Kathleen Karloff resignation letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steve Shum
	Name:	Steve Shum
	Title:	Chief Executive Officer

Dated: October 15, 2019